EXHIBIT 8
SIGNIFICANT SUBSIDIARIES, ASSOCIATES, JOINT VENTURES AND BUSINESS UNITS
Reed Elsevier PLC and Reed Elsevier NV conduct their business through two jointly owned companies, Reed Elsevier Group plc and Elsevier Reed Finance BV. Refer to Item 4: Information on Reed Elsevier for further background.
The following table shows the significant subsidiaries, associates, joint ventures and business units of Reed Elsevier Group plc and of Elsevier Reed Finance BV by reference to business segment and geographical location. All businesses are 100% owned unless otherwise stated.

Business	Geographical location

Reed Elsevier Group plc	United Kingdom
Holding companies
Reed Elsevier (UK) Limited (1)	United Kingdom
Reed Elsevier (Holdings) Limited (6)	United Kingdom
Reed Elsevier (Investments) plc	United Kingdom
Reed Elsevier Holdings B.V.	The Netherlands
Reed Elsevier Nederland B.V.	The Netherlands
Reed Elsevier Overseas B.V.	The Netherlands
Reed Elsevier US Holdings Inc	USA
Reed Elsevier Inc. (1)	USA
Reed Elsevier Capital Inc.	USA
Harcourt, Inc. (1)	USA
Reed Elsevier Properties Inc.	USA

Science & Medical
Elsevier Limited	United Kingdom
Elsevier B.V.	The Netherlands
Excerpta Medica Medical Communications B.V.	The Netherlands
Elsevier Inc.	USA
Excerpta Medica, Inc	USA

Business	Geographical location

Academic Press (2)	USA
Elsevier Health Sciences (2)	USA
Mosby, Inc.	USA
MC Strategies Inc	USA
Elsevier Masson SAS	France
Elsevier Doyma SL	Spain

Legal
LexisNexis Butterworths Tolley (3)	United Kingdom
LexisNexis (4)	USA
Matthew Bender and Company, Inc.	USA
Martindale-Hubbell (4)	USA
LexisNexis Risk Information and Analytics Group, Inc.	USA
Seisint, Inc	USA
LexisNexis SA	France
Butterworths Australia (5)	Australia
Dott. A. Giuffrè Editore Spa (40%)	Italy

Education
Harcourt Assessment, Inc. (7)	USA

Business
Reed Business Information Limited	United Kingdom
Reed Exhibitions Limited	United Kingdom
Reed Business B.V.	The Netherlands
Reed Business Information US (4)	USA

Business	Geographical location

Reed Construction Data Inc.	USA
Reed Exhibitions (4)	USA
Buyerzone.com	USA
Reed Business Information SAS	France
Reed Expositions France SAS	France
Reed Midem SA	France
Groupe Strategies SA	France
Reed Exhibitions Brazil Ltda (90%)	Brazil
Reed Exhibitions Japan Limited	Japan

Business	Geographical location
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Elsevier Reed Finance B.V.	The Netherlands
Elsevier Swiss Holdings SA	Switzerland
Elsevier Finance SA	Switzerland
Elsevier Properties SA	Switzerland
Elsevier Risks SA	Switzerland

(1)	Holding company, but also trades through one or more operating divisions

(2)	Division of Elsevier Inc.

(3)	Division of Reed Elsevier (UK) Limited

(4)	Division of Reed Elsevier Inc.

(5)	Division of Reed International Books Australia Pty Ltd

(6)	Direct subsidiary undertaking of Reed Elsevier Group plc

(7)	This entity was sold on 30 January, 2008, as part of the disposal of the Harcourt Assessment business